UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

Firstwave Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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	5.	Total fee paid:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Firstwave Technologies, Inc.
Suite 1000
2859 Paces Ferry Road
Atlanta, Georgia  30339

April 1, 2004

Dear Shareholder:

          You are cordially invited to attend the Annual Meeting of Shareholders of Firstwave Technologies, Inc. (the “Company”), which will be held at 2:00 P.M. on May 6, 2004 at the Company’s corporate offices located at 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia 30339.

          The principal business of the meeting will be (i) to elect two directors to serve a three-year term, (ii) to ratify the classifications of the five other director positions, and (iii) to transact such other business as may properly come before the meeting.  After the formal portions of the meeting, we will review the results of the past year and report on other aspects of our operations.

          Your vote is important.  Whether or not you plan to attend the Annual Meeting, please take the time to complete, sign, date, and return the enclosed proxy card in the postage-prepaid envelope provided so that your shares will be voted at the meeting.  If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your vote.

Sincerely yours,

Richard T. Brock Chairman and Chief Executive Officer

Firstwave Technologies, Inc.
Suite 1000
2859 Paces Ferry Road
Atlanta, Georgia  30339

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

          The Annual Meeting of Shareholders of Firstwave Technologies, Inc. (the “Company”) will be held at 2:00 P.M. on May 6, 2004 at the Company’s corporate offices located at 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia 30339.  The meeting is called for the following purposes:

(1)	To elect two directors to serve a three-year term and until their successors are elected and qualified;

(2)	To ratify the classification of the five other director positions; and

(3)	To transact such other business as may properly come before the meeting.

          The Board of Directors has fixed the close of business on March 23, 2004, as the Record Date for the purpose of determining the shareholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

          The officers and directors of the Company cordially invite you to attend the meeting.  To ensure your representation at the meeting, you are urged to mark, date, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose.  YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.  ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

By order of the Company’s Board of Directors,

Richard T. Brock Chairman and Chief Executive Officer

April 1, 2004
Atlanta, Georgia

          WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE REQUEST YOU COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED.

PROXY STATEMENT
VOTING INFORMATION

          This Proxy Statement is furnished by and on behalf of the Board of Directors of Firstwave Technologies, Inc. (the “Company”) in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held at 2:00 P.M. on May 6, 2004 at the Company’s corporate offices located at 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia 30339, and at any adjournments or postponements thereof (the “Annual Meeting”).  This Proxy Statement and the enclosed proxy card will be first mailed on or about April 1, 2004 to the Company’s shareholders of record on March 23, 2004 (the “Record Date”), who are the shareholders entitled to receive notice of, and to vote upon matters presented at, the Company’s annual meeting.

          THE COMPANY’S BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

SHARES ENTITLED TO VOTE AND RELATED MATTERS

Q:	What am I voting on?
A:	You are being asked to vote on one proposal:

Proposal 1 – the election of two directors to serve a three-year term and until their successors are elected and qualified

In addition, you are being asked to ratify the classifications of the other five directors.  Finally, you are being asked to give the proxies named on the proxy card your proxy to vote on any other business properly coming before the meeting.

Q:	Who is entitled to vote?
A:

Holders of our common stock, our Series A Convertible Preferred Stock, our Series B Convertible Preferred Stock, and our Series C Convertible Preferred Stock as of the close of business on March 23, 2004, the Record Date, are entitled to vote.

Q:	How many shares can be voted?
A:

As of the Record Date, shareholders were entitled to cast approximately 3,338,954 votes at the annual meeting, as set forth in the table below.  Each shareholder of common stock is entitled to one vote for each share held.  The holders of our preferred stock generally vote together with the holders of our common stock and are entitled to cast one vote for each share of common stock into which the preferred stock is convertible. The Company does not have cumulative voting.

Class	Shares Outstanding March 23, 2004	Votes Entitled to be Cast

Common Stock	2,673,808	2,673,808
Series A Preferred	10,000	161,812
Series B Preferred	7,020	86,667
Series C Preferred	10,000	416,667

Total Votes Entitled to be Cast	2,700,828	3,338,954

Q:	How do I vote?
A:

Complete, sign and mail us your proxy card.  If you return your signed proxy card but do not indicate how you wish to vote, your shares will be voted FOR the proposal and ratification described in this Proxy Statement. You may, of course, attend the meeting in person and vote.  However, even if you plan to attend the meeting, we ask that you sign and return a proxy card.  If you then attend the meeting, you may cast your vote in person, which will automatically revoke your proxy.

Q:	What if I change my mind after I return my proxy?
A:

You may revoke your proxy and change your vote at any time before the meeting. You may do this by signing and sending a written notice of revocation or another proxy with a later date than the one you want to revoke, or by voting in person at the meeting.

Q:	Who will count the votes?
A:

The Chairman of the Board of Directors will select the inspector(s) of the election for our annual meeting.  The inspector(s) will ascertain the number of shares outstanding and the voting power of the shares, determine the shares represented at the meeting, determine the validity of proxies and ballots, count all votes and determine the results of the voting. The inspector(s) will deliver a written report after the meeting.

Q:	What constitutes a quorum?
A:

There must be a quorum for the meeting to be held.  A quorum is a majority of the voting power of the outstanding shares. To be counted towards the quorum, shareholders may be present at the meeting or represented by proxy.  If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum.

Q:	How are abstentions and broker non-votes treated?
A:

Broker non-votes, or proxies submitted by brokers as holders of record on behalf of their customers to abstain or that do not indicate how to vote on the proposal, are counted toward the shareholders present for purposes of a quorum.  However, broker non-votes and abstentions are not counted in the tally of votes FOR or AGAINST the proposal.  As a result, broker non-votes and abstentions will have no effect on the proposal except to the extent they assist in constituting a quorum. They will have the effect of an AGAINST vote on the ratification of the Board classifications.

Q:	What happens if the annual meeting is postponed or adjourned?
A:

If the annual meeting is postponed or adjourned for any reason, including to permit the further solicitation of proxies, at any subsequent reconvening of the meeting all proxies will be voted in the same manner as they would have been voted at the original meeting. However, as described above, you may revoke your proxy and change your vote at any time before the reconvened meeting.

Q:	How many votes are required to approve the proposal and to ratify the classification of the Board?
A:	The proposal will be deemed approved by the shareholders as follows:

Proposal 1 – Directors are elected by a plurality of the votes, which means the two nominees who receive the highest number of votes FOR will be elected as directors.

The ratification of the Board classification requires the affirmative vote of a majority of the shares of our common stock present or represented at the Annual Meeting.

Q:	Who is paying for this proxy solicitation?
A:

We are paying the cost of soliciting proxies. In addition to mailing these materials, our officers, directors and employees will solicit proxies, either personally or via telephone or facsimile. They will not be paid specifically for this solicitation activity.

We will also reimburse brokerage houses and other custodians, nominees and fiduciaries who are record holders for their reasonable expenses in forwarding these materials to the beneficial owners of those shares. Furthermore, we may engage a firm to help solicit proxies. The extent to which we and our proxy solicitation firm must solicit proxies depends entirely upon how soon proxy cards are returned.  Please send in your proxy cards immediately.

Q:	Where can I find more information about Firstwave?
A:

We are subject to the information requirements of the Exchange Act and are required to file reports, proxy statements and other information with the Securities and Exchange Commission.  You may inspect and copy our reports, proxy statements and other information at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W. Washington, D.C. 20549 at the prescribed rates.   The Commission maintains a world wide web site on the internet at http://www.sec.gov that contains reports, proxies, information statements, and registration statements and other information filed with the Commission through the EDGAR system.  Our common stock is traded on the Nasdaq SmallCap Market (Symbol: FSTW), and our reports, proxy statements and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, NW Washington, D.C. 20006.

CORPORATE GOVERANCE AND BOARD MATTERS

Current Board Structure
          On July 31, 2003, pursuant to Section VI of the Amended and Restated Articles of Incorporation of the Company, the Board of Directors increased the size of the Board from five to seven members. As required by Section VI of the Company’s Amended and Restated Articles of Incorporation, if the number of directors is six or more, the directors shall be divided into three classes (designated as Class I, Class II and Class III) as nearly equal in number as possible which will serve staggered three-year terms.

          The Board of Directors currently has seven members. David R. Simmons was appointed to the Board on July 31, 2003 to fill the sixth board position.  John N. Spencer, Jr. was appointed to the Board of Directors effective November 15, 2003 to fill the seventh board position.  Effective December 19, 2003, Richard D. Jackson resigned his position on the Board.  Vincent J. Dooley was appointed to the Board effective February 20, 2004 to fill the vacancy created by Mr. Jackson’s resignation.  Roger A. Babb has served as Lead Director since May 2003. The Lead Director is an independent director who presides over regularly scheduled meetings of independent directors, which take place at least four times a year, chairs Board meetings when the Chairman of the Board is not in attendance, and performs other functions as directed by the Board.  The current Board members and their classification and term expiration are shown below.

Class	Length of service	Directors	Current term expires

Class I	initial term -	David R. Simmons	May 2004
	one year service	John N. Spencer, Jr.	May 2004
		John F. Keane	May 2004

Class II	initial term -	Alan I. Rothenberg	May 2005
	two year service	Vincent J. Dooley	May 2005

Class III	three year service	Richard T. Brock	May 2006
		Roger A. Babb	May 2006

Code of Ethics
          The Company has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers, and employees.  The Code of Business Conduct and Ethics is posted on our website at www.firstwave.net under the caption  “Codes and Charters” under “Investor Relations.”

Attendance
          The Company’s Board of Directors held seven meetings during 2003.  No director attended less than 75% of the aggregate number of meetings of the Board and the committees of the Board on which he served.

Committees of the Board
          The Board has three standing committees - an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.  Each committee has a written charter that complies with Nasdaq listing requirements pertaining to corporate governance. Each member of each such committee, as and when required by Securities and Exchange Commission (“SEC”) rules or Nasdaq listing requirements, has been determined to be independent as defined in such listing requirements or applicable SEC rules.  Copies of the charters of our various committees are posted on our website at www.firstwave.net under the caption “Codes and Charters” under “Investor Relations”.

Audit Committee
The purpose of the Audit Committee is to oversee the Company’s financial reporting process, internal control systems, audit process, and independent auditor qualifications.  The responsibilities include, in addition to such other duties as the Board may specify, selecting and hiring the Company’s independent accountants, overseeing the annual audit of the Company’s financial statements and evaluating and reviewing the Company’s  internal financial reporting and accounting practices and policies.  The Audit Committee adopted its Audit Committee Charter on March 29, 2001, which was revised on February 5, 2004 pursuant to new rules adopted by the SEC and Nasdaq.  From January 1, 2003 to May 1, 2003 the Audit Committee consisted of Messrs. Babb, Keane and Porter with Mr. Rothenberg joining the committee on February 6, 2003. On May 1, 2003, Mr. Porter relinquished his position on the committee and Mr. Jackson joined the committee.  From May 1, 2003 through October 20, 2003, the Audit Committee consisted of Messrs. Keane, Jackson, Rothenberg and Babb. Mr. Keane served as Chairman from January 1, 2003 through November 15, 2003. Effective October 20, 2003, Mr. Rothenberg and Mr. Babb relinquished their positions on the Audit Committee. Effective November 15, 2003, Mr. Spencer joined the Audit Committee as Chairman, and he has been determined by the Board to be an Audit Committee “financial expert” as defined by the rules of the SEC. On December 19, 2003, Mr. Jackson resigned his position. On February 5, 2004, Mr. Rothenberg rejoined the Audit Committee.  Mr. Keane has indicated that he does not intend to stand for reelection to the Board at the Company’s Annual Meeting of Shareholders on May 6, 2004. The Audit Committee met six times during 2003.

Policy on Audit Committee Pre-Approval
The Audit Committee has the responsibility for appointing, setting the compensation for and overseeing the work of the independent accountants.  The Audit Committee has to pre-approve all audit and permissible non-audit services provided by the independent accountants, if greater than $5,000, to assure that the provision of these services does not impair the independent accountants’ independence.

Financial Expertise
The Board has determined that all three members of the Audit Committee have a working familiarity with basic finance and accounting practices and the ability to understand financial statements. The Board has determined that  Mr. Spencer, has sufficient accounting and financial experience and fulfills the roll of  “audit committee financial expert.”  Mr. Spencer’s biographical information, set forth below, describes much of the basis for the Board’s determination in this regard.

Compensation Committee
The purpose of the Compensation Committee is to discharge the Board’s responsibility with respect to the compensation of the Company’s directors and officers and to evaluate and approve the Company’s compensation plans, policies and programs related to its officers and directors. The responsibilities of the Committee include, in addition to such other duties as the Board may specify, making recommendations to the Board regarding compensation arrangements for executive management of the Company (including annual bonus compensation), the adoption of any compensation plans in which management is eligible to participate and the grants of stock options or other benefits under such plans.  Besides ensuring that the Chief Executive Officer’s (CEO’s) compensation strategy supports the Company’s objectives, the Committee evaluates the CEO’s performance in light of those objectives. From January 1, 2003 to May 1, 2003, the Compensation Committee consisted of Messrs. Babb, Keane and Porter with Mr. Porter serving as Chairman and Mr. Rothenberg joining the committee on February 6, 2003.  On May 1, 2003, Mr. Porter relinquished his position on the committee and Mr. Jackson joined the committee.  From May 1, 2003 through October 20, 2003, the Compensation Committee consisted of Messrs. Keane, Jackson, Rothenberg and Babb with Mr. Jackson serving as Chairman. Effective October 20, 2003, Mr. Keane relinquished his position on the Compensation Committee.  On December 19, 2003, Mr. Jackson resigned his position. Effective February 5, 2004, Mr. Spencer joined the Committee and Mr. Rothenberg was appointed Chairman.  The Compensation Committee met four times during 2003.

Corporate Governance and Nominating Committee
The purpose of the Corporate Governance and Nominating Committee is to ensure that the Company is governed in a manner consistent with the interest of the shareholders of the Company. The responsibilities of the Committee, in addition to such other duties as the Board may specify, include evaluation and recommendation concerning Board organization, membership and function, including changes in the size or composition of the Board, evaluation of the Board performance and the adequacy of its Charter, selection of directors in accordance with pre-determined criteria, as defined in the Corporate Governance and Nominating Committee charter, and establishment of procedures for soliciting and reviewing potential nominees from directors and shareholders.  In addition, the Committee advises the Board on matters relating to planning for officer succession and formation and implementation of corporate governance policy. The Corporate Governance and Nominating Committee was formed on October 20, 2003, and consists of

Messrs. Babb, Keane, and Rothenberg with Mr. Babb serving as Chairman. Mr. Keane has indicated that he does not intend to stand for reelection to the Board at the Company’s Annual Meeting of Shareholders on May 6, 2004. The Corporate Governance and Nominating Committee met once during 2003. The Board has determined that each member of the Corporate Governance and Nominating Committee is independent as defined by Nasdaq listing requirements.  Shareholders may recommend nominees for the Company’s Board of Directors by submitting a written recommendation to the Company at its executive offices at 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia 30339, Attention: Richard T. Brock.

Director Compensation
          During 2003, each non-management director of the Company received the following compensation:
1.

Annual retainer of $10,000 payable in common stock of the Company at the market price as of the date of the Company’s annual shareholders’ meeting. If a director joins the Board in between annual meeting dates, the annual retainer is pro-rated accordingly.

2.	A fee of $5,000 for each day on which he attended a Board meeting in person.
3.	A fee of $1,250 for attendance in person at Committee Meetings held outside of regularly scheduled Board meetings.
4.	A fee of $5,000 for the Chairman of the Audit Committee.
5.	A stock option grant of 7,500 options at the date of appointment.

          Non-management directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings. Management directors receive no additional compensation for their service on the Board of Directors.

PROPOSAL 1 – ELECTION AND RATIFICATION OF DIRECTORS

          On July 31, 2003, pursuant to Section VI of the Amended and Restated Articles of Incorporation of the Company, the Board of Directors increased the size of the Board from five to seven members. As required by Section VI of the Company’s Amended and Restated Articles of Incorporation, if the number of directors is six or more, the directors shall be divided into three classes (designated as Class I, Class II and Class III) as nearly equal in number as possible which will serve staggered three-year terms.

          The Board of Directors of the Company presently consists of seven members.  The Class I directors’ terms expire effective May 2004.   John Keane, who has served on the Board of Directors since December 1997, has decided not to seek reelection to the Board; so as a result, there will be one vacant Board position (Class I) effective May 2004.  The Board of Directors has nominated John N. Spencer, Jr. and David R. Simmons for election to the Board of Directors at the Annual Meeting.  Each is to serve a three-year term and until their successors are duly elected and qualified.

          The current Board members and their classification and term expiration are shown below.

Class	Length of service	Directors	Current term expires

Class I	initial term -	David R. Simmons	May 2004
	one year service	John N. Spencer, Jr.	May 2004
		John F. Keane	May 2004

Class II	initial term -	Alan I. Rothenberg	May 2005
	two year service	Vincent J. Dooley	May 2005

Class III	three year service	Richard T. Brock Roger A. Babb	May 2006 May 2006

          All shares represented by properly executed proxies received in response to this solicitation and not revoked before they are exercised will be voted in the manner specified therein by the shareholders.  If no specification is made, the proxy will be voted FOR the election of the nominees listed in this Proxy Statement to the Board of Directors and FOR the ratification of the classification of the Board.  Each nominee has consented to serve as a director of the Company if elected.  If at the time of the Annual Meeting any nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board of Directors, but in no event will the proxy be voted for more than two nominees.  The Board of Directors has no reason to believe that any of its nominees will be unable or will decline to serve as a director.

          Shareholders may withhold their votes from the entire slate of nominees by so indicating in the space provided on the enclosed proxy card.  Shareholders may withhold their votes from any particular nominee by writing that nominee’s name in the space provided for that purpose on the enclosed proxy card.

Set forth below is certain information furnished to the Company by each nominee and each other director.

Director Nominee Biographical Information

DAVID R. SIMMONS
Age: 48
          Mr. Simmons joined the Company as Chief Operating Officer in October 2002 and has served as President and Chief Operating Officer since April 2003.  Mr. Simmons was appointed to the Board of Directors effective July 31, 2003.  Prior to his role at the Company, Mr. Simmons served as President and CEO of the Technology Association of Georgia (TAG) from its inception in 1998 until September 2002. Mr. Simmons continues to serve on TAG’s Advisory Board. Prior to TAG, Mr. Simmons was Chief Operating Officer of Measured Marketing Inc.  He has an extensive background in sports management, serving as Chief Operating Officer of the 1996 Atlanta Paralympic Games and Venue Executive Director of the 1994 World Cup USA, Los Angeles. Mr. Simmons is on the Advisory Council of ICAPP, the University System of Georgia’s Intellectual Capital Partnership Program, and the Advisory Board of the Dupree College of Management, and previously served on the Entrepreneurial Program and the Steering Committee for the Metropolitan Atlanta Chamber of Commerce “Industries of the Mind” initiative. Mr. Simmons received a BA in Economics from the University of California at Irvine and an MBA in Finance and Accounting from the University of Southern California.

JOHN N. SPENCER, JR., Audit Committee Chairman
Age: 63
          Mr. Spencer has been a director since November 2003.  He retired as audit partner from Ernst & Young in 2000 after 38 years of serving a broad range of clients.  Mr. Spencer served as coordinating partner on clients, both large and small, principally in the life sciences, healthcare, manufacturing and technology industries. He has significant expertise in coordinating services to publicly held companies, including involvement in more than 200 registration statements and over 25 initial public offerings.  He served as president and a director of the Business and Technology Alliance (“B&TA”). He was a co-founder and is treasurer of the Atlanta Venture Forum and is currently the President and a director of the Georgia Biomedical Partnership.  In addition, he is a co-founder of the Technology Hall of Fame of Georgia. Mr. Spencer is a member of the National Association of Corporate Directors, and he serves as a member of the Board of Directors of A C Therapeutics, Inc., GeneEx, Inc., and BioFlorida Inc.  He holds a BS from Syracuse University where he currently serves on the Accounting Faculty Advisory Board, and he earned an MBA from Babson College. He completed the Harvard Business School’s Advanced Management Program and is also a Certified Public Accountant.

Director Biographical Information

ROGER A. BABB, Lead Director
Age:  57
          Mr. Babb has been a director of the Company since March 1999.  He is President and founder of Operation Simulation Associates, Inc., a software company developing power system simulation software and providing consulting services to the electric power industry.  He is a director of Babb Lumber Company, Inc., a building material manufacturing company. He is also President of Babb International, which  filed a petition for relief under the United States Bankruptcy Code in December 31, 2003. He earned his BS in Electrical Engineering from the Georgia Institute of Technology.

RICHARD T. BROCK, Chairman of the Board
Age:  56
          Mr. Brock has been a director of the Company since the Company’s inception in October 1984, and currently serves as the Company’s Chairman of the Board and Chief Executive Officer.  He is the founder of the Company and served as the Company’s Chief Executive Officer from October 1984 until November 1992, and also from November 1994 until December 1996.  Mr. Brock is the founder of Brock Capital Partners, a capital investment firm.  He is also a director of Datastream Systems, Inc., a leading provider of maintenance software.  Prior to founding the Company, Mr. Brock founded and served as Chief Executive Officer of Management Control Systems, Inc.  Mr. Brock received a BS from Spring Hill College and an MBA from Louisiana State University.  He is also a Certified Public Accountant.

VINCENT J. DOOLEY
Age: 71
          Mr. Dooley has been a director of the Company since February 2004.  As the University of Georgia’s director of athletics since 1979 and head football coach from 1964 to 1988, Mr. Dooley has more than 40 years of experience in collegiate athletics.  Mr. Dooley has been the recipient of several national awards and has held numerous leadership positions in the industry.  He is also the only person to serve as president of both the National Association of Collegiate Directors of Athletics (NACDA) and the American Football Coaches Association.  In addition to his involvement in the sports community, Mr. Dooley is also actively involved in several community service and non-profit organizations. These organizations include the Heart Fund, Boy Scouts of America, Georgia Easter Seals Society, and the Salvation Army. He also serves as a director of Georgian Bank and is an advisor/consultant for the Georgia Force Arena Football team. Mr. Dooley received a Bachelor’s degree in Business Management and a Master’s Degree in History from Auburn University.

ALAN I. ROTHENBERG
Age:  64
          Mr. Rothenberg has been a director of the Company since February 2003.  From 1990 until his retirement in 2000, Mr. Rothenberg was a partner at the law firm of Latham & Watkins.   From 1990 through 1998, he served as President of the United States Soccer Federation. He also served as chairman of the 1999 FIFA Women’s World Cup.  Mr. Rothenberg serves on the boards of directors of Major League Soccer, United States Soccer Foundation, Los Angeles County Bar Association Dispute Resolution Services, Constitutional Rights Foundation, Los Angeles Convention and Visitors Bureau, LA Sports Council, and Zenith National Insurance, which provides workers’ compensation insurance and participates in the worldwide reinsurance business. Since 2002 Mr. Rothenberg has served as Chairman of First Century Bank, a National Banking Association located in Los Angles, California, and as Chairman of Premier Partnerships, a sports and entertainment marketing and consulting firm.  He received his BA from the University of Michigan and his JD, with distinction, from the University of Michigan Law School.

Required Vote

          Directors are elected by a plurality of the votes cast, which means the two nominees who receive the highest number of votes FOR, in person or by proxy, will be elected as directors.  Ratification of the Board classification requires the affirmative vote of a majority of the shares of our common stock present or represented at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE
ELECTION AS DIRECTORS OF JOHN N. SPENCER, JR.  AND DAVID R. SIMMONS AND RATIFY THE
CLASSIFICATIONS OF THE FIVE OTHER BOARD POSITIONS.

EXECUTIVE OFFICERS

          The executive officers of the Company serve at the discretion of the Board of Directors.  At the end of 2003, the executive officers of the Company consisted of Richard T. Brock, David R. Simmons, Jeffrey L. Longoria, Joseph L. Longoria, and Judith A. Vitale.  Set forth below is certain information furnished by each of the officers of the Company.

RICHARD T. BROCK – Please see biographical information above.

DAVID R. SIMMONS – Please see biographical information contained on Page 6.

JEFFREY L. LONGORIA
Age: 43
          Jeff Longoria joined the Company in March 2003 as Vice President of US Sales and has served as Senior Vice President of Sales since December 2003. Mr. Longoria has more than 20 years of leadership experience in the software and technology industry. Before joining Firstwave, Mr. Longoria was President and co-founder of Connect-Care, an Atlanta-based customer relationship management software company.  He co-founded Connect-Care in 1998 as a spinout of IBM’s largest distributor of midrange computer systems.  He began his technology career as VP of Sales & Marketing and co-founder of L.I.I., a medical technology company, where the key products were advanced UNIX solutions to the clinical laboratory market. In 1988, he joined ProAmerica to create and launch an IBM UNIX distribution group. He then helped to plan and facilitate the merger of ProAmerica and Dickens Data Systems where he served as Senior VP of Marketing. In 1998, he was instrumental in the merger of Dickens Data Systems and Pioneer Standard, Inc.  Mr. Longoria received his BS in Computer Science from the University of North Texas.  Mr. Longoria serves as an advisory board member of Deep Nines, Inc., a Texas based internet security software company.

JOSEPH L. LONGORIA
Age:  44
          Joe Longoria joined the Company in March 2003 as Vice President of Professional Services and has served as Senior Vice President of Development and Services since May 2003.  Mr. Longoria has been involved in the development of both software and software-oriented companies since 1980. Prior to his role at Firstwave, Mr. Longoria co-founded Connect-Care and served as the company’s Chief Operating Officer and Chief Technology Officer from 1998 to 2003. Prior to Mr. Longoria’s founding of Connect Care, he was the Senior Vice President of Information Technology at Dickens Data Systems from 1997 to 1998 and was President of ProAmerica Systems, Inc. from 1991 to 1997.  Mr. Longoria graduated from The University of North Texas, where he received a BS in Computer Science.

JUDITH A. VITALE
Age:  49
          Judi Vitale joined the Company in March 1985, and has served as Chief Financial Officer since November of 2001.  Prior to that, she held various positions with the Company including Vice President and Director of Finance and Administration, and Corporate Controller. Ms. Vitale has been involved in the financial progress of the Company since its inception, including the initial public offering process and the Company’s acquisition of three companies: NetGain, Inc., Co-Cam UK, and Connect-Care Inc.  Prior to joining the Company, Ms. Vitale was the Manager of Administration at Management Control Systems, Inc., an accounting software company now known as CLR Professional Software.  She has a BS in Management from Shorter College.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors, executive officers and persons who own beneficially more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission (the “SEC”).  Directors, executive officers, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file.  To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all of its directors and executive officers and holders of greater than 10% of the Company’s common stock complied in a timely manner with all applicable Section 16(a) filing requirements during 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information concerning (i) those persons known by management of the Company to own beneficially more than 5% of the Company’s outstanding Common Stock, (ii) the directors and director nominees of the Company, (iii) the executive officers named in the Summary Compensation Table included elsewhere herein (the “Named Executive Officers”), and (iv) all directors and current executive officers of the Company as a group.  Except as otherwise indicated in the footnotes below, such information is provided as of March 23, 2004.  According to rules adopted by the SEC, a person is the “beneficial owner” of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, or right, conversion of a security or otherwise.  Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned, and their address is 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia 30339.  An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the outstanding Common Stock.  All share amounts have been adjusted to reflect a one-for-three reverse split of the Company’s Common Stock effective September 12, 2001.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Richard T. Brock	857,379	(1)	25.7%
Jeffrey L. Longoria	25,591	(2)	*
Joseph L. Longoria	25,591	(2)	*
Roger A. Babb	18,614	(3)	*
Judith A. Vitale	16,547	(4)	*
John F. Keane	13,364	(5)	*
David R. Simmons	11,294	(6)	*
Alan I. Rothenberg	4,528	(7)	*
John N. Spencer, Jr	862		*
Vincent J. Dooley	372		*

All directors and executive officers as a group (10 persons)	974,142	(8)	29.2%

(1)	Includes 18,564 shares subject to options exercisable and 640,207 shares that may be acquired upon conversion of preferred stock on or before May 22, 2004.
(2)	Includes 7,500 shares subject to options exercisable on or before May 22, 2004.
(3)	Includes 10,419 shares subject to options exercisable on or before May 22, 2004.
(4)	Includes 16,544 shares subject to options exercisable on or before May 22, 2004.
(5)	Includes 12,503 shares subject to options exercisable on or before May 22, 2004.
(6)	Includes 11,294 shares subject to options exercisable on or before May 22, 2004.
(7)	Includes 1,667 shares subject to options exercisable on or before May 22, 2004.
(8)	Includes 85,991 shares subject to options exercisable and 640,207 shares that may be acquired upon conversion of preferred stock on or before May 22, 2004.

EXECUTIVE COMPENSATION

          Set forth below is a discussion of the Company’s executive compensation philosophy and policies as established and implemented by the Compensation Committee of the Company’s Board of Directors for 2003.

Compensation Committee Report on Executive Compensation

          In past years, the Compensation Committee set the levels and types of compensation for its executive officers based generally upon (i) perceived levels and types of compensation paid by the Company’s competitors to their executive officers, (ii) the desire to have some portion of each executive officer’s compensation be incentive in nature, and (iii) an evaluation of each executive officer’s ability to contribute to the continued success of the Company.   During 2003, the executive officers’ compensation plans included short-term incentive compensation based on attainment of revenue and net income goals.

          In light of the Company’s compensation policy, the components of its executive compensation program in 2004 will be base salaries, short term incentive awards in the form of cash bonuses or commissions, and long-term incentive awards in the form of stock options.  The procedure used to determine the level of each of these components of compensation is discussed in more detail below.

          Base Salaries.    The Compensation Committee typically reviews various studies and reports regarding base salary levels for officers of other public companies in the software industry holding the same or similar positions as the executive officers of the Company.  Although the data used by such compensation consultants may be available publicly, the Compensation Committee uses such industry information in the form provided by its compensation consultants to take advantage of the analytical input provided by such consultants that makes such industry information more directly applicable to the Company and the functions performed by its executive officers, including the Named Executive Officers.  The Compensation Committee then sets each officer’s salary level based on the officer’s experience level, the scope and complexity of the position held (taking into account any changes to be made), and the officer’s performance during the past year.

          Short-Term Incentive Compensation -- Bonuses and Commissions.    The goal of the short-term incentive component of the Company’s compensation packages is to place a significant portion of each officer’s compensation at risk to encourage and reward a high level of performance each year.

          For 2004, the Compensation Committee has deferred the establishment of short-term incentive compensation plans for the Company’s Executive Officers until the Company’s financial condition improves.

          Long-Term Incentive Compensation -- Stock Options.    The goal of the long-term incentive component of the Company’s compensation packages is to secure, motivate, and reward officers and align their interests with the interests of shareholders through the grant of stock options.  Under the Option Plan, the Compensation Committee is authorized to grant incentive and non-qualified stock options to key employees.  The number of options granted is based on the position held by the individual, his or her performance, the prior level of equity holdings by the officer and the Compensation Committee’s assessment of the officer’s ability to contribute to the long-term success of the Company.  The Compensation Committee receives and takes into account data provided by its compensation consultants regarding executives in comparable positions and management’s recommendations concerning proposed option grants.  No particular weight is given to any single factor.  Options granted generally vest in equal annual increments over a period of four years and terminate at the end of 10 years.  For a summary of option grants in 2003 to the Company’s Named Executive Officers, see “Executive Compensation Tables – Table II – Option Grants in 2003.”

          Compensation of the Chief Executive Officer.  The compensation of Mr. Brock was established for 2003 by the Compensation Committee.  His base salary for 2003 was $270,000, which represented a $20,000 increase from his salary in 2002.  The salary was based on the Compensation Committee’s assessment of Mr. Brock’s contributions to the Company and his experience and capabilities in the Company’s industry.  In 2003, Mr. Brock had a short-term incentive compensation plan whereby he could earn $270,000 (at target) in incentive pay.  Because the Company did not attain targeted revenue and net income goals for 2003, Mr. Brock earned none of his incentive compensation.   Mr. Brock’s base salary for 2004 is $270,000. However, effective January 1, 2004, Mr. Brock voluntarily reduced his base salary to $230,000 until the Company’s financial condition improves.

          Compensation of the Chief Operating Officer.  The compensation of Mr. Simmons was established by the Compensation Committee.  His base salary for 2003 was $250,000, which represented a $40,000 increase from his salary in 2002. The salary was based on the Compensation Committee’s review of other executives in similar positions in the software industry as well as the assessment of Mr. Simmons’ experience and expected contributions to the Company. Effective August 16, 2003, Mr. Simmons voluntarily reduced his base pay to $225,000.  In  2003, Mr. Simmons had a short-term incentive compensation plan whereby he could earn $225,000 (at target) in incentive pay.  Because the Company did not attain  targeted revenue and net income goals for 2003, Mr. Simmons earned none of his incentive compensation.  Mr. Simmons’ base salary for 2004 is $250,000. However, effective January 1, 2004, Mr. Simmons voluntarily agreed to reduce his base salary to $215,000 until the Company’s financial condition improves.

               Compensation of the Chief Financial Officer.  The compensation of Ms. Vitale was established for 2003 by the Compensation Committee.  Her base salary for 2003 was $180,000, which represented a $10,000 increase from her salary in 2002.  The salary was based on the Compensation Committee’s assessment of Ms. Vitale’s contributions to the Company and her experience and capabilities in the Company’s industry.   In 2003, Ms. Vitale had a short-term incentive compensation plan whereby she could earn $144,000 (at target) in incentive pay.  Because the Company did not attain targeted revenue and net income goals for 2003, Ms. Vitale earned none of her incentive compensation.  Ms. Vitale’s base salary for 2004 is $180,000.

               Limitations on Deductibility of Compensation.    Under the Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company’s five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer’s overall compensation exceeds $1,000,000.  Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 base.  Although the Compensation Committee has not and does not presently intend to award compensation in excess of the $1,000,000 cap, it will continue to address this issue when formulating compensation arrangements for executive officers.

THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
Roger A. Babb
John N. Spencer, Jr.
Alan I. Rothenberg, Chairman

Compensation Committee Interlocks and Insider Participation

          None of the members of the Compensation Committee serves or has served as an officer or employee of the Company.  No executive officer of any entity with an executive officer of the Company serving as one of its directors served on the Company’s Board of Directors during 2003.

Certain Transactions

          Pursuant to the terms of shares of Series A Convertible Preferred Stock sold to Mr. Brock in 1999, for the year of 2003 the Company paid $90,000 of dividends in cash to Mr. Brock.  The Series A Convertible Preferred Stock accumulates dividends at a rate of 9% that are payable in cash monthly and is convertible into 161,812 shares of common stock of the Company at the option of the holder at a conversion price of $6.18.

          On November 15, 2000, the Company sold 5,000 shares of its Series B Convertible Preferred Stock for an aggregate purchase price of $500,000 to Mr. Brock, and issued 250 shares of its Series B Convertible Preferred Stock for an aggregate purchase price of $25,000 to Mr. Jim Porter, who served as a director of the Company through May 2003.  The Series B Convertible Preferred Stock accumulates dividends at a rate of 9% that are payable in cash monthly.  For the year 2003, the Company paid dividends in cash to Mr. Brock of $45,000 and dividends in cash to Mr. Porter of $2,244 due to their ownership of Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock held by Mr. Brock is convertible into 61,728 shares of common stock of the Company at the option of the holder at a conversion price of $8.10.

          In 2001, Mr. Brock acquired 10,000 shares of Series C Convertible Preferred Stock that accumulates dividends at a rate of 9% that are payable in cash monthly.  For the year of 2003, the Company paid $67,500 of dividends in cash to Mr. Brock, pursuant to the terms of this preferred stock. This Series C Convertible Preferred Stock is convertible into 416,667 shares of common stock of the Company at the option of the holder at a conversion price of $1.80.

          Other than compensation arrangements described elsewhere in this Proxy Statement and the above referenced transactions, the Company was not a party to any transaction (or series of transactions) nor did it have any relationship with any related party requiring disclosure of such transaction or relationship under applicable SEC disclosure rules during 2003.

Executive Compensation Tables

          The following tables set forth certain information required by the SEC relating to various forms of compensation earned by the persons serving as Chief Executive Officer (“CEO”) of the Company during 2003 and the other four most highly compensated executive officers.

Table I – Summary Compensation Table

          Table I presents the total compensation paid to or accrued by the Named Executive Officers during 2003, 2002, and 2001.

	Annual Compensation				Long Term Compensation (1)	All Other Compensation (2)

Name and Position	Year	($) Salary	($) Bonus	($) Other Annual Compensation (3)
					Options (#)	($)

Richard T. Brock	2003	270,000	-	-	17,000	4,186
Chairman and CEO	2002	250,000	235,022	-	13,334	3,411
	2001	240,000	-	-	2,417	-

David R. Simmons	2003	240,625	-	-	57,000	3,600
President and COO	2002	46,173	10,000	-	25,000	263

Judith A. Vitale	2003	180,000	-	-	15,000	3,600
CFO	2002	170,000	64,631	-	11,999	48,628
	2001	155,000	-	-	10,750	1,987

Jeffrey L. Longoria(4)	2003	125,000	97,991	-	25,000	-
Sr. VP of Sales

Joseph L. Longoria (4)	2003	125,000	109,631	-	25,000
Sr. VP of Development & Services

(1)

The Company did not award any restricted stock or other long-term incentives other than stock options during 2001, 2002 or 2003 to its officers.  Accordingly, columns relating to such awards have been omitted.

(2)	Includes Company matching contributions to the indicated person’s 401 (k) plan account and income realized from the exercise and sale of stock options.
(3)

Information with respect to certain perquisites and other personal benefits awarded to the named executive officers has been omitted because in each case, the aggregate value of these items is less than $50,000 or 10% of the executive’s annual salary and bonus for the years reported above.

(4)

Both Jeffrey Longoria and Joseph Longoria joined the Company as executive officers on March 3, 2003, under one-year employment agreements that entitled them to certain company benefits for performance of specified duties.  Each was also entitled to certain deferred bonus payments, which equaled $97,991 for both Jeffrey Longoria and Joseph Longoria, which were paid in 2003.  An additional $11,640 was paid to Joseph Longoria under a 2003 compensation plan.  The employment agreements expired on March 3, 2004 and have not been renewed.

Table II – Option Grants in 2003

          Table II presents information regarding options to purchase shares of common stock granted to the Named Executive Officers during 2003.  In accordance with SEC rules, the table shows the hypothetical “gains” or “option spreads” that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

	Individual Grants

	No. of Securities Underlying Options Granted (1)		% of Total Options Granted to Employees during Year	Exercise or Base Price ($)/Share	Date of Expiration

Name						5% ($)	10% ($)

Richard T. Brock	7,000		3.56	16.50	01/21/13	55,534	156,843
	10,000		5.09	8.47	07/31/13	40,725	115,018

David R. Simmons	7,000		3.56	15.00	01/21/13	66,034	167,343
	15,000		7.64	11.09	05/05/13	104,617	265,119
	35,000		17.82	7.70	07/31/13	169,488	429,514

Judith A. Vitale	5,000		2.55	15.00	01/21/13	47,167	119,531
	10,000		5.09	7.70	07/31/13	48,425	122,718

Jeffrey L. Longoria	15,000	(2)	7.64	11.09	05/05/13	104,616	265,119
	10,000		5.09	7.70	07/31/13	48,425	122,718

Joseph L. Longoria	15,000	(2)	7.64	11.09	05/05/13	104,616	265,119
	10,000		5.09	7.70	07/31/13	48,425	122,718

(1)	These options become exercisable in 25% increments on the first, second, third, and fourth anniversaries of the date of grant.
(2)

5,000 of these options become exercisable one year from the date of grant. The remaining 10,000 options become exercisable in 25% increments on the first, second, third, and fourth anniversaries of the date of grant. Shares may be withheld upon exercise to pay applicable withholding taxes.

Table III – Aggregated Option Exercises in 2003 and 2003 Year-End Option Values

          Table III presents information regarding options exercised for shares of the common stock during 2003 and the value of unexercised options held at December 31, 2003.  There were no SARs outstanding during 2003. Accordingly, columns relating to such awards have been omitted.  The value of exercisable and unexercisable in-the-money options at year-end was calculated based on $5.34, the closing sale price of a share of common stock reported on the Nasdaq SmallCap Market on December 31, 2003.

	Shares Acquired on Exercise #	Value Received $	Number of Unexercised Options at Year-End (#)		Value of Unexercised In-the-Money Options at Year End (1) $
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Richard T. Brock	-	-	14,544	19,874	4,630	4,627
David R. Simmons	-	-	6,250	75,750	-	-
Judith A. Vitale	-	-	11,774	21,207	2,391	4,784
Jeffrey L. Longoria	-	-	-	25,000	-	-
Joseph L. Longoria	-	-	-	25,000	-	-

               (1)Value of Unexercised In-the-Money Options at December 31, 2003 is calculated as follows:  Per Share Closing Sale Price on December 31, 2003 less Per Share Exercise Price times the Number of Shares Subject to Unexercised Options.  The per share price on December 31, 2003 was $5.34.

STOCK PERFORMANCE GRAPH

          The following indexed line graph indicates the Company’s total return to shareholders from December 31, 1998 to December 31, 2003, as compared to total return for the Russell 2000 and Russell 2000-Technology indices for the same period.  The Russell 2000 index is comprised of the 2,000 publicly traded companies with market capitalizations (in terms of number of shares outstanding) ranked immediately below the 1,000 companies with the highest market capitalizations.  The Russell 2000-Technology index is comprised of the 2,000 publicly traded companies in the high-technology industry with market capitalizations (in terms of number of shares outstanding) ranked immediately below the 1,000 companies in the high-technology industry with the highest market capitalizations.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG FIRSTWAVE TECHNOLOGIES, INC., THE RUSSELL 2000 INDEX
AND THE RUSSELL 2000 TECHNOLOGY INDEX

* $100 invested on 12/31/98 in stock or index- including reinvestment of dividends. Fiscal year ending December 31.

OTHER MATTERS

               The Board of Directors knows of no other matters to be brought before the Annual Meeting.  However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

SOLICITATION OF PROXIES

               The cost of the solicitation of proxies on behalf of the Company will be borne by the Company.  Certain directors, officers, and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication.  The Company will reimburse brokers, fiduciaries, custodians, and other nominees for out-of-pocket expenses incurred in sending the Company’s proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

               The Audit Committee of the Company’s Board of Directors is composed of three members and acts under a written charter first adopted and approved on March 29, 2001. The members of the Audit Committee are independent directors, as defined by its charter and the rules of The Nasdaq Stock Market. The Chairman of the Audit Committee fulfills the role of financial expert as defined by the United States Securities and Exchange Commission. The Audit Committee read the Company’s audited financial statements for the fiscal year ended December 31, 2003, and discussed these financial statements with the Company’s management. The Audit Committee also discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Cherry, Bekaert & Holland L.L.P., the Company’s independent accountants. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards No.1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants their independence from the Company. The Audit Committee also considered whether the independent accountants’ provision of certain other, non-audit related services to the Company is compatible with maintaining such accountants’ independence. Based on its discussions with management and the independent accountants, and its review of the representations and information provided by management and the independent accountants, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
John F. Keane
Alan I. Rothenberg
John N. Spencer, Jr. Chairman

INDEPENDENT ACCOUNTANTS

               The Audit Committee of the Board of Directors has reappointed Cherry, Bekaert & Holland L.L.P. as the Company’s independent accountants for 2004. A representative of this firm is expected to attend the Annual Meeting to respond to questions from shareholders and to make a statement if he so desires.  The annual audit, statutory accounts and tax filings of Firstwave Technologies, UK Ltd are also performed by Cherry, Bekaert & Holland L.L.P. through an alliance with Baker Tilly International, located in London, England.

               For the years ended December 31, 2003 and December 31, 2002, the Company was billed the following fees by Cherry, Bekaert & Holland L.L.P. and Baker Tilly International.

		2003	2002

Audit fees	(1)	$49,018	$51,955

Audit Related Fees	(2)	26,219	10,870

Tax Fees	(3)	27,452	11,952

All Other Fees		-	-

Total		$102,689	$74,777

(1) Audit fees represent fees for professional services provided in connection with the audit of financial statements and review of quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2) Audit related fees consisted principally of services related to the acquisition of Connect-Care and responses to inquiries from the Securities and Exchange Commission related to the Company’s 2002 annual filings.

(3) Tax fees consisted of fees for tax compliance services related to preparation of returns and responses to inquiries from tax authorities on the Company’s tax filings.

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING TO BE HELD IN 2005

               Any proposal that a shareholder may desire to have included in the Company’s proxy material for presentation at the Annual Meeting to be held in 2005 must be received by the Company at its executive offices at 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia 30339, Attention: Mr. Richard T. Brock, on or prior to December 1, 2004, or such proposal will be considered untimely.

               The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the Annual Meeting of Shareholders to be held in 2005 but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company at its principal executive office not later than February 15, 2005 and certain other conditions of the applicable rules of the SEC are satisfied.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders may contact the Board of Directors of Firstwave Technologies, Inc. via:
•	correspondence mailed to 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia 30339 Attn: Richard T. Brock
•	email to Richard Brock, Chairman of the Board at rbrock@firstwave.net
•	telephone at 770-431-1200

ANNUAL REPORT

               The Company’s 2003 Annual Report to Shareholders is being mailed to the Company’s shareholders with this Proxy Statement.

April 1, 2004
Atlanta, Georgia

ANNUAL MEETING OF SHAREHOLDERS OF

FIRSTWAVE TECHNOLOGIES, INC.

May 6, 2004

Please complete, date, sign
and mail your proxy card in
the envelope provided as
soon as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN

1.	Election of Directors:		2.	Ratification of the classification of the director positions into three classes (designated as Class I, Class II, and Class III) which will serve staggered three-year terms.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¢ David R. Simmons ¢ John N. Spencer, Jr.	3.	In their discretion, to transact such matter or matters which may properly come before the meeting or any adjournment(s) thereof.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted “FOR” the election of all nominees pursuant to Proposal 1 and “FOR” the ratification of director classification, and as the proxies deem advisable on such other matters as may properly come before the meeting. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the secretary of the Company or shall vote in person at the 2004 Annual Meeting of the Shareholders.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●		PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder		Date:		Signature of Shareholder		Date:

Note:

Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■								■

FIRSTWAVE TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRSTWAVE TECHNOLOGIES, INC.

         The undersigned shareholder(s) of Firstwave Technologies, Inc., a Georgia Corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 1, 2004, and hereby appoints Richard T. Brock or Judith A. Vitale proxies and attorneys-in-fact, with full power of substitution, on behalf and in the same name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Shareholders of the Company to be held at 2:00 p.m. on Thursday, May 6, 2004, at the Corporate Offices of Firstwave Technologies Inc., 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia, 30339, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

(Continued and to be signed on the reverse side)